Exhibit 4.1

COMMON STOCK	[LOGO]	COMMON STOCK

NUMBER	SHARES
C3070
INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE	CUSIP 16115Q 10 0
IN THE CITY OF NEW YORK	SEE REVERSE FOR CERTAIN DEFINITIONS
OR IN CLEVELAND, OHIO

Chart Industries, Inc.

This is to certify that

-SPECIMEN-

is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

Chart Industries, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
     This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation (copies of which are on file with the Transfer Agents), filed in the office of Secretary of State of Delaware, to all of which the holder, by acceptance hereof, assents.
     This certificate is not valid until countersigned by a Transfer Agent and registered by a Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:	CHART INDUSTRIES, INC.
CORPORATE SEAL DELAWARE
/S/
CHAIRMAN
COUNTERSIGNED AND REGISTERED
NATIONAL CITY BANK
(CLEVELAND, OHIO)	TRANSFER AGENT
AND REGISTRAR
/S/
BY		SECRETARY

AUTHORIZED SIGNATURE

CHART INDUSTRIES, INC.

     Chart Industries, Inc. will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation at 35555 Curtis Boulevard, Eastlake, Ohio 44095.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM	-as tenants in Common	UNIF	GIFT	MIN	ACT–		Custodian
TEN ENT	-as tenants by the entireties					(Cust)	(Minor)
JT TEN	-as joint tenants with right of				under Uniform Gifts to Minors
	survivorship and not as tenants				Act
	in common					(State)

Additional abbreviations may also be used though not in the above list.

        For value received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

              shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated ___________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Chart Industries, Inc. and National City Bank dated as of May 1, 1998 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Chart Industries, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Chart Industries, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights agreement) may become null and void.